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                                                                    EXHIBIT 23.6


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999, with respect to the consolidated financial statements of TheraTech, Inc. for the year ended December 31, 1998, in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-70943) and Related Prospectus of Watson Pharmaceuticals, Inc. for the registration of 75,587 shares of its common stock.


/s/ Ernst & Young LLP

Salt Lake City, Utah
February 4, 2000